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followed by a "</*>". Language that will be eliminated is preceded by a "<#>"
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                                                                EXHIBIT 10.3


               STOCK ISSUANCE AGREEMENT

THIS STOCK ISSUANCE AGREEMENT (the "Agreement"), dated as of December 1, 1998, by and between WARREN ROTHSTEIN, an individual residing in the State of New York, with a place of business at 220 White Plains Road, Tarrytown,
New York (hereafter referred to as "Rothstein") and WORLDWIDE WEB NETWORX CORPORATION, a corporation organized under the laws of Delaware with its principal place of business at 3000 Atrium Way, Suite 202, Mt.
Laurel, New Jersey 08054 (hereafter referred to as
"WWWX").

                W I T N E S S E T H :

         WHEREAS, pursuant to the terms and conditions of a Shareholders Agreement, dated as of even date herewith, by and among Rothstein, WWX and ATM Services Ltd. ("ATM")
(the "Shareholders Agreement"), WWWX is required to issue to Rothstein 5,000,000 shares of WWWX's Common Stock (as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                             ARTICLE I
 ISSUANCE OF SHARES; RESTRICTIONS AND REGISTRATION RIGHTS

         SECTION 1.1 ISSUANCE OF SHARES. (a) On the terms
and subject to the conditions set forth in this
Agreement, WWWX will issue 5,000,000 shares of WWWX's          INITIALS [RK]
common stock, par value .001 per share (the "Common                     [WR]
Stock") to Rothstein. The shares of Common Stock acquired by Rothstein pursuant to the Shareholders Agreement and issued to Rothstein pursuant to this Agreement are referred to herein as the "Shares." Subject to the restrictions set forth herein, Rothstein shall have all rights as a shareholder of WWWX with respect to the Shares, including the right to vote the Shares and the right to receive any and all dividends and other distributions declared by and paid by WWWX with respect to its Common Stock.

         (b) (i) The number of Shares issued to Rothstein shall be subject to adjustment during the Restricted
Period (as hereinafter defined) as follows:

                  (A) In case WWWX shall, after the date
hereof, (1) pay a stock dividend or make a distribution
in shares of its capital stock (whether shares of its
Common Stock or of capital stock of any other class), (2)
subdivide its outstanding shares of Common Stock, (3)
combine its outstanding shares of Common Stock into a
smaller number of shares, or (4) issue by
reclassification of its shares of Common Stock any shares
of capital stock of WWWX, the number of Shares still
owned by Rothstein immediately prior to such action shall
be adjusted so that Rothstein shall be entitled to
receive an equivalent number of shares of Common Stock of
WWWX which he would have owned immediately following such
action. Any adjustment made pursuant to this subsection
(A) shall become effective immediately after the record
date in the case of a dividend or distribution and shall
become effective immediately after the effective date in       INITIALS [RK]
the case of a subdivision, combination or                               [WR]
reclassification.

                  (B) Whenever the number of Shares is
adjusted as provided in Section 1.1(b) (i) (A) herein, WWWX will promptly mail to Rothstein a certificate of WWWX's Treasurer or Chief Financial Officer setting forth the number of Shares as so adjusted and a brief statement of facts accounting for such adjustment.

         SECTION 1.2 LEGEND. The Shares to be delivered by WWWX shall be subject to certain restrictions on transfer and each certificate representing the Shares shall contain the following legend:

                  "THE SHARES REPRESENTED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, ASSIGNED OR
TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
STATEMENT UNDER SAID ACT, AN OPINION OF COUNSEL
SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS
NOT, IN THE CIRCUMSTANCES, REQUIRED, OR EVIDENCE
SATISFACTORY TO THE COMPANY THAT THE SHARES HAVE BEEN
SOLD IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SAID
ACT."

         SECTION 1.3 TRANSFER RESTRICTIONS.

         (a) (i) The term "Restricted Period" means a period starting on the date of this Agreement and ending six years and six months after the date of this Agreement, unless the Restricted Period is accelerated as described below. It is the intent of the parties that the Restricted Period shall be waived as to a portion of the Shares each year as discussed in Section 1.3(a) (iii) below.

          (ii) During the Restricted Period and except as otherwise specifically provided for herein, none of the Shares shall be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by Rothstein unless Rothstein shall have first, by written notice to WWWX, have offered the shares to WWWX for repurchase at a price equal to the amount that was paid therefore, with appropriate adjustments for any change in the number of Shares owned by Rothstein.

          (iii) During the Restricted Period except as otherwise specifically provided for herein, the restrictions set forth in Section 1.3(a) (ii) above on the Shares shall either be removed by WWWX, or such Shares shall be FORFEITED by Rothstein and returned to WWWX as set forth in the following circumstances:

          In each fiscal quarter of each year of the
first six (6) years of the operation of ATM, Rothstein         INITIALS [RK]
shall provide listings on the Corporation's web-site for                [WR]
the sale of merchandise which merchandise shall have a retail value in an amount not less than One Million Two
Hundred Fifty Thousand Dollars ($1,250,000.00) In each fiscal quarter that Rothstein provides the required listings, ALL FORFEITURE provisions contained in this Agreement on 200,000 of the Shares will be automatically waived by WWWX and Rothstein shall be free to sell, exchange, transfer, pledge or otherwise dispose of those 200,000 Shares. In the event that merchandise listings of $1,250,000 are not provided by Rothstein for any fiscal quarter, then 200,000 of the Shares shall be forfeited back to WWWX. In each of the first two fiscal quarters of the seventh fiscal year of ATM, Rothstein shall be required to provide goods with a retail value of not less than $1,000,000.00 to obtain the removal of restrictions on the remaining 200,000 of the Shares (100,000 per fiscal quarter) or suffer the loss of those Shares.

          (b) The restrictions set forth in Section
1.3(a) hereof will lapse and be of no further force or effect under the following circumstances:

                  (i) as to such Shares in accordance
with the time(s) and number(s) of Shares as to which the Restricted Period expires, but no later than six years an six months after date of issuance; or

                  (ii) as to any shares which WWWX will
fail to purchase when they are offered to WWWX, as described in Section 1.3 (a) (ii), upon WWWX's failure to repurchase said shares within thirty (30) days after the date of offer;

                  (iii) upon a sale by Rothstein or WWWX
of their ownership interest in ATM or a sale by ATM of all or substantially of its assets; or

                  (iv) as otherwise agreed to by WWWX.

         SECTION 1.4 TRANSFERS DURING LIFE AND UPON DEATH
OF ROTHSTEIN. Nothing in this Agreement will preclude the transfer of the Shares, by Rothstein (i) as a pledge, collateral for a loan or as security for the performance of an obligation to an entity in which Rothstein has a controlling interest, or (ii) on Rothstein's death, to Rothstein's legal representatives or estate, nor preclude such representatives from transferring any of the Shares to the person(s) entitled thereto by will or the laws of descent and distribution, provided, however, that any Shares so transferred during the lifetime of Rothstein or upon his demise as to which such restriction shave not lapsed will remain subject to all restrictions and obligations imposed upon the Shares by this Agreement.

         SECTION 1.5 REGISTRATION RIGHTS.

         (A) "PIGGYBACK" REGISTRATION RIGHTS.

                                                               INITIALS [RK]
                  At any time after the date hereof, WWWX               [WR]
shall, at least thirty (30) days prior to the filing of any registration statement under the Securities Act
(other than a registration statement on Form S-8 or Form
S-4 or any successor forms) RELATING TO THE PUBLIC
OFFERING of its Common Stock BY WWWX OR ANY OF ITS
SECURITY HOLDERS, give written notice of such proposed filing and of the proposed date thereof to Rothstein, and if, on or before the twentieth (20th) day following the date on which such notice is given, WWWX shall receive a written request from Rothstein requesting that WWWX include among the securities covered by such registration statement some or all of the Shares, WWWX shall, subject to Section 1.5 (b) hereof, include such Shares in such registration statement, if filed, so as to permit such Shares to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request.

         (B) TERMS AND CONDITIONS OF REGISTRATION. Except as otherwise provided herein, in connection with any registration statement filed pursuant to Section 1.5(a) herein, the following provisions shall apply:

                  (i) If such registration statement
shall be filed pursuant to Section 1.5(a) hereof and if the managing underwriter advises WWWX in writing that the inclusion in such registration of some or all of the Shares sought to be registered by Rothstein creates a substantial risk that the proceeds or price per share that will be derived from such registration will be reduced or that the number of shares to be registered at the insistence of Rothstein, plus the number of shares of Common Stock sought to be registered by WWWX and any other stockholders of WWWX is too large a number to be reasonably sold, then, in such event, the number of shares sought to be registered for WWWX and the other stockholders of WWWX having registration rights, as applicable, shall be reduced, PRO RATA in proportion to the number of shares sought to be registered to the number of shares recommended be sold by the managing underwriter. In no event will any securities to be sold by WWWX be excluded from such registration by reason of any underwriters' cut-backs unless WWWX has agreed thereto with the underwriter.

                                                               INITIALS [RK]
                                                                        [WR]

                  (ii) WWWX shall provide a transfer
agent and registrar (which may be the same entity) for the Shares, not later than the effective date of such registration.

                  (iii) All expenses in connection with
the preparation and filing of a registration statement filed pursuant to Section 1.5(a) shall be borne solely by WWWX, except for any transfer taxes payable with respect to the disposition of such Shares, and any underwriting discounts and selling commissions applicable solely to such sales of Shares, which shall be paid by Rothstein of the Shares being registered.

                  (iv) WWWX shall use its best efforts to
cause all of the shares covered by such registration statement to be listed on [NASDAQ] or on such other securities exchange as such shares may then be listed, on which similar shares are listed for trading, if the listing of such registered shares is permitted by such exchange.

                  (v) Following the effective date of
such registration statement, WWWX shall, upon the request of Rothstein, forthwith supply such number of prospectuses (including exhibits thereto and preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act and such other documents as are referred to in the prospectus as shall be reasonably requested by Rothstein to permit
Rothstein to make a public distribution of his Shares.

                  (vi) WWWX shall use its best efforts to
register the Shares covered by any such registration statements filed pursuant to Section 1.5(a) under such securities or Blue Sky laws in addition to those in which WWWX would otherwise sell shares, as Rothstein shall request, except that neither WWWX nor Rothstein shall for any such purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified. The fees and expenses incurred in connection with such registration shall be borne by WWWX.

                  (vii) Rothstein shall cooperate fully
with WWWX and provide WWWX with all information reasonably requested by WWWX for inclusion in the registration statement or as necessary to comply with the Securities Act. WWWX shall cooperate fully with any underwriters selected by Rothstein and counsel to such underwriters, and shall provide reasonable and customary access to WWWX's books and records (upon receipt from such underwriters of customary confidentiality agreements) in order to facilitate such underwriters review and examination of WWWX in connection with such underwriting.

                  (viii) WWWX shall notify Rothstein, at
any time after effectiveness when a prospectus relating
thereto is required to be delivered under the Securities
Act of the happening of any event as a result of which
the prospectus included in such registration statement,
as then in effect, includes an untrue statement of a
material fact or omits to state any material fact
required to be stated therein or necessary to make the
statements therein not misleading in light of
circumstances then existing (and upon receipt of such
notice and until a supplemented or amended prospectus as
set forth below is available, Rothstein shall not offer
or sell any securities covered by such registration
statement and shall return all copies of such prospectus
to WWWX if requested to do so by it), and at the request
of Rothstein prepare and furnish Rothstein as promptly as
practicable, but in any event within 90 days, a
reasonable number of copies of a supplement to or an
amendment of such prospectus as may be necessary so that,
as thereafter delivered to Rothstein of such shares, such
prospectus shall not include an untrue statement of a
material fact or omit to state a material fact required        INITIALS [RK]
to be stated therein or necessary to make the statements                [WR]
therein not misleading in light of the circumstances then existing.

                  (ix) WWWX will use its best efforts to
comply with the reporting requirements of Sections 13 and 15 (d) of the Exchange Act, to the extent it shall be required to do so pursuant to such sections, and at all times while so required shall use its best efforts to comply with all other public information reporting requirements of the Commission (including reporting requirements which serve as a condition to utilization of Rule 144 promulgated by the Commission under the Securities Act) from time to time in affect and relating to the availability of an exemption from the Securities Act for the sale of any of WWWX's Common Stock held by Rothstein. WWWX will also cooperate with Rothstein in supplying such information and documentation as may be necessary for Rothstein to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of WWWX's Common Stock held by Rothstein.

         (C) INDEMNIFICATION.

                  (i) In the event of the registration of
any Shares of WWWX under the Securities Act pursuant to
the provisions of Section 1.5(a), WWWX agrees to
indemnify and hold harmless Rothstein, each underwriter,
broker or dealer, if any, and their respective directors,
officers and employees, of such Shares, and each other
person, if any, who controls the Shares (or a permitted
assignee thereof), such underwriter, broker or dealer
within the meaning of the Securities Act, from and
against any and all losses, claims, damages or
liabilities (or actions in respect thereof), joint or
several, to which Rothstein (and as applicable) its
directors, officers or employees, or such underwriter,
broker or dealer or controlling person may become subject
under the Securities Act or otherwise, insofar as such
losses, claims, damages or liabilities (or actions in
respect thereof) arise out of or are based upon any
untrue statement or alleged untrue statement of any
material fact contained in any registration statement
under which such Shares were registered under the
Securities Act, any preliminary prospectus or final
prospectus relating to such Shares, or any amendment or
supplement thereto, or arise out of or are based upon the
omission or alleged omission to state therein a material
fact required to be stated therein or necessary to make
the statements therein not misleading, or any violation
by WWWX of any rule or regulation under the Securities
Act applicable to WWWX or relating to any action or
inaction required by WWWX in connection with any such
registration and will reimburse Rothstein, each such
underwriter, broker or dealer and controlling person, and
their respective directors, officers or employees, for
any legal or other expenses reasonably incurred by
Rothstein or such underwriter, broker or dealer or
controlling person in connection with investigating or
defending any such loss, claim, damage, liability or
action; provided, however, that WWWX will not be liable
in any such case to the extent that any such loss, claim,
damage or liability arises out of or is based upon an
untrue statement or alleged untrue statement or omission
or alleged omission made in such registration statement,
such preliminary prospectus, such final prospectus or
such amendment or supplement thereto in reliance upon and      INITIALS [RK]
in conformity with written information furnished to WWWX                [WR]
by Rothstein, or such underwriter, broker, dealer or controlling person for use in the preparation thereof.
Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.

                  (ii) In the event of the registration
of any Shares under the Securities Act for sale pursuant to the provisions of this Agreement, Rothstein agrees to indemnify and hold harmless WWWX, its directors, officers and employees, from and against any losses, claims, damages or liabilities, joint or several to which WWWX, its directors, officers or employees, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to WWWX by Rothstein for use in the preparation thereof. Such indemnity shall remain in full effect irrespective of any investigation by any person indemnified above.

                  (iii) Promptly after receipt by a
person entitled to indemnification under this Section
1.5(c) (for purposes of this Section 1.5(c), an
"Indemnified Party") of notice of the commencement of any
action or claim relating to any registration statement
filed under Section 1.5(a) or as to which indemnity may
be sought hereunder, such Indemnified Party will, if a
claim for indemnification hereunder in respect thereof is      INITIALS [RK]
to be made against any other party hereto (for purposes                 [WR]
of this Section 1.5(c), an "Indemnifying Party"), give written notice to such Indemnifying Party of the commencement of such action or claim, but the failure to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnifying Party otherwise than pursuant to the provisions of this Section
1.5(c) and shall also not relieve the Indemnifying Party of its obligations under this Section 1.5(c), except to the extent that the Indemnifying Party is damaged solely as a result of the failure to give timely notice. In case any such action is brought against an Indemnified Party, and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense with counsel satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified
Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying
Party and no Indemnified Party shall enter into any settlement agreement which would impose any liability on such other party or parties without the prior written consent of such other party or parties.

         (D) CONTRIBUTION. If the indemnification provided for in Section 1.5 (c) hereof is unavailable to the Indemnified Party


                  In no event shall the obligation of any
Indemnifying Party to contribute under this Section 1.5
(e) exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 1.5(c) hereof had been available under the circumstances.

                  The amount paid or payable by an
Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitation set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 1.5(d), no Purchaser or underwriter shall be required to contribute of the amount by which (i) in the case of Rothstein, the net proceeds received by Rothstein from the sale of Shares or (ii) in the case of an underwriter, the total price at which the Shares purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that Rothstein or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (E) SURVIVAL. The indemnity and
contribution agreements contained in this Section 1.5
shall remain operative and in full force and effect
regardless of (i) any termination of this Agreement or
any underwriting agreement, (ii) any investigation made
by or on behalf of any Indemnified Party or by or on
behalf of WWWX and (iii) the consummation of the sale or       INITIALS [RK]
successive resales of the Shares.                                       [WR]

                  (F) FUTURE REGISTRATION RIGHTS. Until
such time as the Registration has been declared effective by the Commission, WWWX shall not grant to any third party any registration rights equal to or more favorable than those contained in this Section 1.5; provided, however, that the foregoing prohibition shall not prevent WWWX from granting to a third party specific registration rights that are equal to those contained in this Section 1.5, as long as all of the registration rights granted to such third party, taken as a whole, are less favorable to the third party than those granted to Rothstein herein. In the event that the Registration shall fail to remain effective (or a stop order shall be entered with respect thereto) while any of the Shares remain unsold, the provisions of this
Section 1.5 (f) shall become applicable once again.

                          ARTICLE II
         RIGHT OF FIRST REFUSAL/ PREEMPTIVE RIGHTS

         SECTION 2.1 ROTHSTEIN'S OPTION TO PURCHASE STOCK.


                  If WWWX proposes to sell <#>[illegible]</#>, or otherwise transfer ("Dispose Of"), other than pursuant to the terms of a plan of merger or an acquisition of the assets or the issued and outstanding capital stock of any third party, any shares of its Common Stock it shall first give a notice (the "Notice") to Rothstein of such proposed disposition. <#>(No notice of any disposition shall be valid unless WWWX shall have received prior to the date of the notice [illegible] to conditions of the proposed sale).</#> The Notice shall specify the number of shares (the "Offered Shares") WWWX intends to Dispose Of, <#>([illegible] sooner and the person to whom WWWX proposes to dispose of the Offered Shares,)</#> and indicate the price, terms, and conditions of the proposed disposition. Rothstein shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or a part of the Offered Shares,



                  (a) in the case of a proposed sale of
         the Offered Shares, at the price and upon any terms and conditions equal to those offered by the prospective purchaser <#>(as evidenced by a copy of the offer to purchase which shares accompany the Notice)</#>, and


                  (b) in the case of any proposed
         disposition other than a sale of the Offered
         Shares, at a price per share equal to the Market
         Value of the Shares, determined by the average
         closing price of the Common Stock [SUCH] exchange
         as the Common Stock may then be listed) for the
         ten (10) consecutive trading day period ending
         three (3) trading days prior to the date
         Rothstein receives the Notice,                        INITIALS [RK]
                                                                        [WR]


with payment to be made on the 90th day following the date the Notice is given to Rothstein, provided Rothstein gives notice of its election to purchase to WWWX within 30 days after Rothstein receives the Notice. The purchase price for each share bought from WWWX, shall be paid in cash or by certified or cashier's bank check.
<#>Notwithstanding the [illegible], Rothstein shall have
the option to pay for such shares in lieu of cash by issuing a promissory note bearing interest at the [illegible] rate, maturing in 5 years from the date of issue to and have such other terms and conditions of maturity acceptable to Rothstein and WWWX.</#>


         SECTION 2.2 EFFECT OF AN ELECTION.

                  If Rothstein elects to purchase the
Offered Shares, Rothstein shall be obligated to purchase from WWWX, and WWWX shall be obligated to sell to Rothstein the number of Offered Shares stated therein, at the price and on the terms and conditions determined pursuant to Section 2.1.

         SECTION 2.3 CONSEQUENCES IF ALL STOCK IS NOT TO
                     BE PURCHASED.

                  If WWWX gives Notice and Rothstein does
not elect, pursuant to Section 2.2, to purchase all of the Offered Shares, WWWX may elect:

                           (a) To sell to Rothstein if he
                  has elected to purchase part of the
                  Offered Shares, the aggregate number of
                  such shares which Rothstein has elected
                  to purchase at the price and on the
                  terms and conditions determined pursuant to Section 2.1, and at any time or times after Rothstein has failed to elect to purchase all of the Offered Shares but before the [180th day] succeeding the giving of the Notice
                  (the "Disposition Period"), WWWX
                  may Dispose Of all the remaining Offered
                  Shares to the person or persons, at a
                  price, and on any other terms and
                  conditions specified in the Notice, and
                  any shares not so Disposed Of by WWWX
                  during the Disposition Period may not
                  thereafter be Disposed Of, except in
                  compliance with the terms and conditions of this Agreement;

                           (b) At any time or times during
                  the Disposition Period, to Dispose Of
                  all the Offered Shares to the person or
                  persons, at the price, and on any other
                  terms and conditions specified in the
                  Notice, and any shares not so Disposed Of
                  by WWWX during the Disposition Period may
                  not thereafter be Disposed of, except in
                  compliance with the terms and conditions
                  of this Agreement; or                        INITIALS [RK]
                                                                        [WR]

                           (c) To withdraw the Notice, and
                  thereafter such shares of Common Stock
                  may not be Disposed Of, except in
                  compliance with the terms and conditions of this Agreement.

         SECTION 2.5 PREEMPTIVE RIGHTS.

                  Rothstein shall be entitled to purchase
                  such number of additional shares of
                  Common Stock of WWWX as the Board of
                  Directors of WWWX may propose to issue
                  from time to time, on the same terms and conditions as shares of Common Stock are proposed to be issued to third parties
                  [UNDER ANY PRIVATE SALE OF COMMON STOCK
                  BY WWWX], such that Rothstein may
                  maintain his pro rata interest in the
                  Common Stock of the Company on a fully
                  diluted basis.

                                ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF WWWX

                  WWWX hereby represents and warrants to
Rothstein as follows:

         SECTION 3.1 CORPORATE EXISTENCE AND POWER. WWWX
is a corporation duly incorporated, validly existing and       INITIALS [RK]
in good standing under the laws of the State of Delaware                [WR]
and has all corporate power required to carry on its
business as now conducted. WWWX is duly qualified to do
business as a foreign corporation and is in good standing
in each jurisdiction where the character of the property
owned or leased by it or the nature of its activities
makes such qualification necessary, except for those
jurisdictions where the failure to be so qualified would
not, individually or in the aggregate, have a Material
Adverse Effect on WWWX. For purposes of this Agreement,
the term "Material Adverse Effect" means, with respect to
any person or entity, a material adverse effect on the
condition (financial or otherwise), business, properties,
assets, liabilities (including contingent liabilities),
results of operations or current prospects of WWWX or its
Subsidiaries (as defined below). True and complete copies
of WWWX's Articles of Incorporation, as amended, and
Bylaws, as amended (collectively, the "Articles and
Bylaws") have previously been provided to Rothstein. For
purposes of this Agreement, the term "Subsidiary" means,
with respect to any entity, any corporation or other
organization of which securities or other ownership
interests having ordinary voting power to elect a
majority of the board of directors or other persons
performing similar functions are directly or indirectly
owned by such entity or of which such entity is a partner
or is, directly or indirectly, the beneficial owner of
50% or more of any class of equity securities or
equivalent profit participation interest.                      INITIALS [RK]
                                                                        [WR]

         SECTION 3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by WWWX of this Agreement, and the consummation of the transactions contemplated hereby (including, but not limited to, the sale, issuance and delivery of the Shares and the subsequent issuance of additional Shares as payment of the dividends on the Shares, when, if and as declared by the Board of Directors of WWWX), have been duly authorized and no additional corporate action is required for the approval of this Agreement. This Agreement constitutes the legal, valid and binding agreement of WWWX enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.3 NON-CONTRAVENTION. The execution, delivery and performance by WWWX of this Agreement, and the consummation by WWWX of this Agreement, and the consummation by WWWX of the transactions contemplated hereby do not and will not (a) contravene or conflict with the Articles and Bylaws of WWWX; (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to WWWX, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon WWWX or under any material license, franchise, permit or other similar authorization held by WWWX; or (d) result in the creation or imposition of any Lien (as defined below) on any material asset of WWWX.
For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

         SECTION 3.4 PREEMPTIVE RIGHTS. None of the shareholders of WWWX possess any preemptive rights in respect of the Shares.
                                                               INITIALS [RK]
                                                                        [WR]

                                                               INITIALS [RK]
         SECTION 3.5 CAPITALIZATION. The authorized                     [WR]
capital stock of WWWX consists of (i) 100 million shares of Common Stock, par value $.001 per share, of which 10.8 million shares are issued and outstanding. No other shares of capital stock have been authorized or issued.
All shares of WWWX's outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable and the Shares, when issued to Rothstein, will be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 3.6 FINANCIAL STATEMENTS. WWWX has delivered to Rothstein true and correct copies of the balance sheet of WWWX and the statement of income and statement of cash flows of WWWX for the fiscal year ended
December 31, 1997 and for the nine (9) month period ended
September 30, 1998 (including the notes related thereto)
(all of the foregoing collectively referred to as the "Financial Statements"). The Financial Statements: (a) have been prepared in accordance with the books of account and records of WWWX; (b) fairly present, in all material respects, WWWX's financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods, except for changes noted therein. Since
September 30, 1998:

                  (a) There has occurred no event that has resulted in a material adverse effect on the business, financial condition, assets, results of operation or prospects of WWWX and the value of its properties.

                  (b) WWWX has not authorized, declared,
         paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any such stock.

                  (c) The operations and business of WWWX
         have been conducted only in the ordinary course and consistent with past practices.

                  (d) WWWX has not suffered an
         extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

                  (e) WWWX has not paid or incurred any tax, other liability, or expense resulting from the preparation of, or the transactions contemplated by, this Agreement, it being understood that WWWX shall have paid or will pay all such taxes (including stock transfer taxes resulting from this Agreement or the transactions contemplated hereby), liabilities, and expenses.

                                                               INITIALS [RK]
                                                                        [WR]








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


         SECTION 3.7 ABSENCE OF UNDISCLOSED LIABILITIES

                  Other than as disclosed on the balance
sheet including the notes thereto (the "Last Balance
Sheet") as of September 30, 1998 (the "Last Balance Sheet
Date") included in the Financial Statements, WWWX has no material direct or contingent liabilities, commitments or obligation which are required to be reflected or reserved against in WWWX's balance sheet (or disclosed in a footnote thereto) or deducted from gross revenues in an income statement in accordance with generally accepted accounting principles, other than liabilities, commitments or obligations incurred since October 31, 1998 in the ordinary course of business consistent with past practices, and to the knowledge of WWWX there is no basis for assertion against WWWX of any such liability, commitment or obligation.

         SECTION 3.8 LITIGATION AND CLAIMS

                  There is no litigation, arbitration,
claim, governmental or other proceeding (formal or informal), or investigation pending, or to the knowledge of WWWX, threatened with respect to WWWX or involving any of its business, properties, or assets which, singly or in the aggregate, could reasonably have a material adverse effect on the business, financial condition, assets, results of operation or prospects of WWWX and the value of its properties. WWWX is not affected by any present or to the knowledge of WWWX, threatened strike or other labor disturbance nor to the knowledge of WWWX is any employee of WWWX represented by a union as bargaining agent.

         SECTION 3.9 COMPLETENESS OF DISCLOSURE

                  No representation or warranty by WWWX
in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading or omits to state a material fact necessary in order to provide a prospective purchaser of the Shares with full and proper information as to the business, financial condition, assets, results of operation or prospects of WWWX and the value of its properties.

                          ARTICLE IV
                         MISCELLANEOUS

         SECTION 4.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement

         SECTION 4.2 FEES AND EXPENSES. Notwithstanding anything to the contrary contained herein, the expenses of the Registration shall be borne entirely by WWWX.

         SECTION 4.3 NOTICES. Whenever any party hereto
desires or is required to give any notice, demand, or
request with respect to this Agreement, each such
communication shall be in writing and shall be effective
only if it is delivered by personal service or mailed,
United States registered or certified mail, postage
prepaid, return receipt requested (and shall be deemed to
have been received three (3) days after deposit into the
United States mail), or sent by prepaid overnight              INITIALS [RK]
courier, facsimile or confirmed telecopier, addressed as                [WR]
follows:

         If to Rothstein:

                    220 White Plains Road
                    Tarrytown, New York 10591
                    Fax No.: (914) 631-9000

         With a copy in each case to:

                    Kane Kessler, P.C.
                    1350 Avenue of the Americas
                    26th Floor
                    New York, New York 10019
                    Attention: Jeffrey A. Oppenheim, Esq.
                    Fax No.: (212) 245-3009

         If to WWWX:

                    3000 Atrium Way-Suite 202
                    Mt. Laurel, NJ  08054
                    Attention: Robert Kohn, President
                    Fax No.: (  )

         With a copy in each case to:

Unless otherwise stated above such communications shall be effective when they are received by the addressee thereof in conformity with this Section. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         SECTION 4.4 GOVERNING LAW AND JURISDICTION.

         4.4.1 This agreement shall be construed in all respects under the laws of the State of New York, without reference to its conflicts of law provisions.

4.4.2 WWWX and Rothstein hereby agree to submit to the exclusive jurisdiction of the courts located in the State of New York and hereby waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and agree that any dispute concerning the conduct of any party in connection with this agreement or otherwise shall be heard only in the federal courts described above.

         4.4.3 WWWX and Rothstein each hereby waive
personal service of any and all process upon it and
consent that all such service of process may be made by
hand delivery or mail to WWWX and Rothstein at the
addresses set forth in, and in accordance with, Section
4.3 of this Agreement. Each of WWWX and Rothstein hereby       INITIALS [RK]
consent to service of process as aforesaid.                             [WR]


         SECTION 4.5 BINDING UPON SUCCESSORS AND ASSIGNS.
This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that Rothstein shall be permitted to assign his rights under this Agreement as set forth in Section 1.4 of this Agreement.

         SECTION 4.6 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         SECTION 4.7 ENTIRE AGREEMENT.This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

         SECTION 4.8 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived
(either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by all parties hereto. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by all parties.

         SECTION 4.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 4.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

         SECTION 4.11 NO THIRD PARTY BENEFICIARY. Nothing
expressed or implied in this Agreement is intended, or
shall be construed, to confer upon or give any person
other than the parties hereto and their respective heirs,
personal representatives, legal representatives,               INITIALS [RK]
successors and permitted assigns, any rights or remedies                [WR]
under or by reason of this Agreement.

                           In WITNESS WHEREOF, the
parties hereto have executed this Agreement as of the date first above written.

                      //S// W ROTHSTEIN
                      -----------------------------------
                      WARREN ROTHSTEIN

                      WORLDWIDE WEB NETWORX CORPORATION

                      By: //S// ROBERT D. KOHN
                          -------------------------------
                          Name:         Robert D. Kohn
                          Title:        President